Exhibit 99.1

NEWS RELEASE

For more information:

Media:	Investor Relations:
John Coulbourn	Martha Schaefer
SeaChange International	SeaChange International
978/897-0100 x3098	978/897-0100 x3030
johnc@schange.com	mschaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES

FIRST QUARTER FISCAL 2005 RESULTS

Company Surpasses 1,000,000 Stream Milestone; Record Company Revenues;

Strong Earnings Growth

MAYNARD, Mass. (May 25, 2004) – SeaChange International, Inc. (Nasdaq: SEAC) today announced financial results for its first quarter of fiscal 2005 ended April 30, 2004. Revenues for the quarter were a record $41.6 million compared to revenues of $34.8 million in the first quarter of fiscal 2004, a 20% increase. The Company recorded net income of $3.2 million, or $0.11 per diluted share, for the first quarter of fiscal 2005 versus net income of $562,000, or $0.02 per diluted share, for the first quarter of fiscal 2004. Revenues and net income per share for the first quarter of fiscal 2005 were above the guidance of revenues of $39.0 million and net income per share of $0.08 that the Company had previously provided in its press release dated March 2, 2004.

Video-on-Demand (VOD) system revenues for the first quarter of fiscal 2005 were $25.2 million, up 41% compared to $17.8 million in the comparable period last year. Total systems revenues for the quarter were $31.2 million, which, in addition to VOD, included revenues of $3.2 million from advertising systems and $2.8 million from broadcast systems. Service revenues for the quarter were a record $10.4 million.

For the quarter ended April 30, 2004, EBITDA was $6.7 million, or $0.23 per share, as compared to $3.0 million, or $0.11 per share, in the comparable period last year. 1 The continued improvement in EBITDA increased the Company’s cash and marketable securities balance by $2.0 million to a record $124.0 million at quarter end.

(more)

SeaChange Q3 04/2

For the quarter ending July 31, 2004, the Company expects total revenues of approximately $42.0 million and net income of $0.12 per share.

SeaChange Achieves New Records

“SeaChange delivered another strong quarter distinguished by: a new Company record for revenues; solid five-fold earnings growth; and the shipment of 179,000 video streams, which brings our total over the 1,000,000 stream milestone,” said Bill Styslinger, president and CEO, SeaChange International. “We continue to gain new video-on-demand (VOD) customers in cable and are poised for burgeoning international opportunities with the telcos as they expand their high-speed data services to include VOD. Increasingly, VOD is affecting content and distribution decisions, which is strengthening our broadcast and advertising system opportunities.

“In the first quarter, we also established a new record for services revenues, which include the contribution of our subsidiary Digital Video Arts, a preeminent developer of set-top software,” said Styslinger. “Our VODlink software suite continues to gain momentum and this past quarter Microsoft announced that it will be integrating VODlink capabilities into the next version of its Microsoft TV Foundation.”

SEAC Revenues and Streams

(Trailing Four Quarters)

	Q1 (April ‘04)	Q4 (Jan. ‘04)	Q3 (Oct. ‘03)	Q2 (July ‘03)

Total Revenue (in millions)	$41.6	$38.9	$38.2	$36.3

VOD Revenue (in millions)	$25.2	$25.4	$22.5	$17.6

Streams Shipped	179,000	124,000	123,000	87,000

Diluted EPS	$0.11	$0.09	$0.05	$0.03

SeaChange Q3 04/3

Basic Subscribers in systems planned for SeaChange VOD in

North America (Estimates)

CABLE OPERATOR	APRIL 30, 2002 BASIC SUBSCRIBERS	APRIL 30, 2003 BASIC SUBSCRIBERS	APRIL 30, 2004 BASIC SUBSCRIBERS
Adelphia	1,877,000	1,877,000	1,877,000
Cablevision	2,900,000	2,969,000	2,969,000
Comcast	1,388,000	5,495,000	11,300,000
Cox	—	—	576,000
Insight	—	1,156,000	1,156,000
Mediacom	—	190,000	282,000
Rogers	570,000	570,000	2,000,000
Time Warner & Bright House	3,581,000	3,508,000	3,581,000
Other/Unannounced	1,218,000	775,000	3,001,000

TOTAL	11,534,000	16,540,000	26,742,000

The Company will discuss its financial results and business outlook in more detail today during its web cast conference call at 5:00 p.m. EDT, which will be available live and archived at www.schange.com.

1. EBITDA is a non-GAAP number that the Company defines as operating income excluding depreciation and amortization. A reconciliation of EBITDA to net income for these periods is contained in the financial schedules that accompany this release. EBITDA is an important measurement used by management to measure the operating profits or losses of the business. EBITDA is one of several metrics used by management to measure the cash generated from operations, excluding the operating cash requirements of interest and income taxes. The Company believes that inclusion of this non-GAAP measure enhances investors’ overall understanding of the Company’s current financial performance. EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America.

(more)

SeaChange Q3 04/4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected revenues, earnings, product introductions and general market conditions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; a decline in demand or average selling price for the Company’s broadband products; the Company’s ability to manage its growth; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation, including the Company’s current patent litigation with nCube Corp. and the securities class action lawsuits; content providers limiting the scope of content licensed for use in the video- on-demand market; the Company’s ability to introduce new products or enhancements to existing products; the Company’s dependence on certain sole source suppliers and third-party manufacturers; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the performance of companies in which the Company has made equity investments, including the ON Demand Group Limited; the Company’s ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on April 14, 2004. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

About SeaChange

SeaChange International, Inc. is a world leader in digital video systems, spanning broadcast and broadband. The Company creates powerful server and software systems that manage, store and distribute professional quality digital video. SeaChange’s innovative products are based on a scalable, distributed software architecture and standard technology components to continually deliver exponential improvements in digital video cost-performance. As a result, SeaChange enables broadband, broadcast, satellite and new media companies to streamline operations and reduce costs, allowing for expanded services, new applications and increased revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world. Visit www.seachangeinternational.com.

MediaCluster is a patent and trademark of SeaChange International, Inc.

(more)

SeaChange Q3 04/5

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended
	April 30, 2004	April 30, 2003
Revenues	$41,639	$34,774
Cost of revenues	22,853	21,055

Gross profit	18,786	13,719
Operating expenses:
Research and development	7,074	6,245
Selling and marketing	4,175	4,154
General and administrative	2,684	2,848

	13,933	13,247

Income from operations	4,853	472
Interest income, net	522	389

Income before income taxes and equity loss in earnings of affiliates	5,375	861
Income tax expense	2,138	264
Equity loss in earnings of affiliates	(30)	(35)

Net income	$3,207	$562

Basic income per share	$0.12	$0.02

Diluted income per share	$0.11	$0.02

Weighted average common shares outstanding-
Basic	27,341	26,769

Diluted	28,806	27,299

(more)

SeaChange Q3 04/6

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2004	January 31, 2004
Assets
Current assets:
Cash and cash equivalents	$89,180	$87,597
Marketable securities	8,874	7,777
Accounts receivable, net	35,458	16,572
Inventories	19,111	19,738
Prepaid expenses and other current assets	4,165	3,640

Total current assets	156,788	135,324
Property and equipment, net	14,301	14,757
Marketable securities	25,923	26,669
Investments in affiliates	3,779	3,809
Intangibles, net	894	1,293
Goodwill	253	253
Other assets	155	151

	$202,093	$182,256

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$29,003	$17,587
Current portion of line of credit and obligations under capital leases	405	399
Customer deposits	470	401
Deferred revenue	20,162	16,437
Income taxes payable	2,453	1,336

Total current liabilities	52,493	36,160
Long-term debt and other long-term liabilities	105	209

Common stock and other equity	166,379	165,683
Accumulated deficit	(16,186)	(19,393)
Accumulated other comprehensive loss	(698)	(403)

Total stockholders’ equity	149,495	145,887

	$202,093	$182,256

(more)

SeaChange Q3 04/7

SeaChange International, Inc.

Reconciliation Between Condensed Consolidated Statements of Operations

and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(In thousands)

	Three months ended
	April 30, 2004	April 30, 2003
Net income (loss)	$3,207	$562
Income tax expense	2,138	264
Interest income, net	(522)	(389)
Equity loss in earnings of affiliates	30	35
Depreciation and amortization	1,821	2,507

EBITDA	$6,674	$2,979

Net income per share – diluted	$0.11	$0.02
Income tax expense	0.08	0.01
Interest income, net	(0.02)	(0.01)
Equity loss in earnings of affiliates	—	—
Depreciation and amortization	0.06	0.09

EBITDA per share – diluted	$0.23	$0.11

# # #